AMERICAN FUNDS INSURANCE SERIES

Redesignation of Existing Series

of Shares of Beneficial Interest Without Par Value

(the “Instrument”)

The undersigned, being a majority of the Trustees of American Funds Insurance Series, a Massachusetts business trust (the “Trust”), acting pursuant to Sections 6.10 and 9.3 of the Trust’s Declaration of Trust dated September 9, 1983, as amended (the “Declaration of Trust”), hereby redesignate Global Bond Fund series of shares of beneficial interest as Capital World Bond Fund, and Mortgage Fund series of shares of beneficial interest as American Funds Mortgage Fund (without making any other changes with respect to voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust). Further, the Trustees of the Trust hereby authorize the officers of the Trust, on behalf of the Trust and in its name, to file this Instrument with the Secretary of the Commonwealth of Massachusetts at a time deemed appropriate by Capital Research and Management Company.

The aforementioned action taken by the Board of Trustees shall serve as an amendment to the Declaration of Trust without the vote or consent of Shareholders of the Trust.

This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

The foregoing shall be effective as of the date set forth below.

/s/ William H. Baribault

William H. Baribault, as Trustee

/s/ James G. Ellis

James G. Ellis, as Trustee

/s/ Nariman Farvardin

Nariman Farvardin, as Trustee

/s/ Michael C. Gitlin

Michael C. Gitlin, as Trustee

/s/ Mary Davis Holt

Mary Davis Holt, as Trustee

/s/ R. Clark Hooper

R. Clark Hooper, as Trustee

/s/ Merit E. Janow

Merit E. Janow, as Trustee

/s/ Donald D. O’Neal

Donald D. O’Neal, as Trustee

/s/ Margaret Spellings

Margaret Spellings, as Trustee

/s/ Alexandra Trower

Alexandra Trower, as Trustee

Dated: December 9, 2019